EXHIBIT D

NOTICE OF CANCELLATION OF TENDER

Regarding Interests in

J.P. MORGAN ACCESS MULTI-STRATEGY FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated September 24, 2015

THE OFFER AND CANCELLATION RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF CANCELLATION OF TENDER MUST BE

RECEIVED BY BNY MELLON INVESTMENT SERVICING (US) INC. BY,

12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY, OCTOBER 23, 2015,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Cancellation of Tender And Return To:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.,

c/o BNY Mellon Investment Servicing (US) Inc.

P.O. Box 9870

Providence, RI 02940-8070

Attention:  Tender Offer Administrator

Phone:  (877) 356-1087

Fax:  (508) 599-4234

Overnight mail to:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

c/o BNY Mellon Investment Servicing (US) Inc.

4400 Computer Drive

Westborough, MA 01581-1722

Attention: Tender Offer Administrator

Ladies and Gentlemen:

The undersigned wishes to cancel the tender of its limited liability company interest in J.P. Morgan Access Multi-Strategy Fund, L.L.C. (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                       .

Such tender was in the amount of:

☐        The undersigned’s entire limited liability company interest.

☐        A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.

$

The undersigned recognizes that upon the submission on a timely basis of this Notice of Cancellation of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

2